Exhibit 99.1

Aon Extends Employment Agreement With President and Chief Executive Officer Greg Case

CHICAGO, Nov. 16 /PRNewswire-FirstCall/ — Aon Corporation, the leading global provider of risk management services and human capital consulting, today announced that it has extended the employment agreement of President and Chief Executive Officer Gregory C. Case, which was set to renew in 2010, through April 3, 2015.

(Logo: http://www.newscom.com/cgi-bin/prnh/20041215/CGW049LOGO)

“Greg continues to do a terrific job leading Aon,” said Lester B. Knight, non-executive chairman and director of Aon Corporation. “Under Greg’s leadership, the firm is well-positioned to enhance shareholder value.”

“Thanks to the tremendous work of our team members around the world, the core foundation of Aon continues to improve and is stronger than ever,” said Case. “I am grateful for the support of the Aon Board of Directors and deeply appreciative of the opportunity to work with my Aon colleagues to serve our valued clients and continue to build our great firm.”

Case, 46, has served as President and Chief Executive Officer of Aon Corporation since April 2005 when he joined the firm. He currently serves on the boards of Discover Financial Services, the International Insurance Society, Inc., Children’s Memorial Hospital, The Field Museum of Chicago, the Economic Club of Chicago, the Chicago Symphony Orchestra, and the St. John’s University School of Risk Management, where he was named the 2008 Insurance Executive of the Year.

About Aon

Aon Corporation (NYSE: AOC) is the leading global provider of risk management services, insurance and reinsurance brokerage, and human capital consulting. Through its more than 37,000 colleagues worldwide, Aon readily delivers distinctive client value via innovative and effective risk management and workforce productivity solutions. Aon’s industry-leading global resources and technical expertise are delivered locally through more than 500 offices in more than 120 countries. Named the world’s best broker by Euromoney magazine’s 2008 and 2009 Insurance Survey, Aon also ranked highest on Business Insurance’s listing of the world’s largest insurance brokers based on commercial retail, wholesale, reinsurance and personal lines brokerage revenues in 2008. A.M. Best deemed Aon the number one insurance broker based on brokerage revenues in 2007 and 2008, and Aon was voted best insurance intermediary, best reinsurance intermediary and best employee benefits consulting firm in 2007, 2008 and 2009 by the readers of Business Insurance. For more information on Aon, log onto http://www.aon.com

Safe Harbor Statement

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws, the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, ERISA class actions, the cost of resolution of other contingent liabilities and loss contingencies, our ability to integrate Benfield successfully and to realize the anticipated benefits of the Benfield merger. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

Media Contact:

David Prosperi

Aon Corp.

312-381-2485

David_Prosperi@aon.com